UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2011 (February 9, 2011)
HCA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11239 (Commission File Number)	27-3865930 (IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of R. Milton Johnson as President and Chief Financial Officer of the Company
          The Board of Directors of HCA Holdings, Inc. (the “Company”) appointed R. Milton Johnson as the President and Chief Financial Officer of the Company effective February 9, 2011. Mr. Johnson previously served as Executive Vice President and Chief Financial Officer of the Company since July 2004 and was appointed as a director in December 2009.
          The information required by Item 5.02(c)(2) of Form 8-K regarding Mr. Johnson is contained in the Company’s Preliminary Information Statement on Schedule 14C filed with the SEC on February 7, 2011 and is incorporated herein by reference.
Appointment of Samuel N. Hazen as President of Operations of the Company
          The Board of Directors of the Company appointed Samuel N. Hazen as the President of Operations of the Company effective February 9, 2011. Mr. Hazen previously served as President — Western Group since July 2001.
          The information required by Item 5.02(c)(2) of Form 8-K regarding Mr. Hazen is contained in the Company’s Preliminary Information Statement on Schedule 14C filed with the SEC on February 7, 2011 and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC. (Registrant)
By:	/s/ John M. Franck II
John M. Franck II
Vice President — Legal and Corporate Secretary

Date: February 11, 2011